UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 24, 2021

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

930 W 7th Ave, Suite A

Denver, Colorado 80204

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (800) 935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRWG	The NASDAQ Stock Market LLC

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2021, the GrowGeneration Corp. (the “Company”) announced that, effective April 15, 2021, Monty Lamirato, Chief Financial Officer of the Company, will be stepping down as Chief Financial Officer, and that, effective April 15, 2021, Jeffrey Lasher has been appointed Chief Financial Officer.

Mr. Lasher was Chief Financial Officer of CROCS, Inc. from 2009 to 2014, Executive Vice President, Chief Financial Officer and Interim Chief Executive Office at West Marine from 2015 until 2018, Chief Financial Officer of International Car Wash Group, Inc. (now a division of Driven Brands, Inc.) from 2018 to 2020, Chief Financial Officer of Coravin, Inc. since May 2020. Mr. Lasher is a graduate of the University of Alabama and received an MBA from Pennsylvania State University.

There are no arrangements or understandings between Mr. Lasher and any other persons pursuant to which Mr. Lasher will be named to this position with the Company. Mr. Lasher does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Lasher has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

In connection with Mr. Lasher’s appointment, the Company entered into an Employment Contract with him on March 21, 2021 (the “Employment Contract”). Pursuant to the Employment Contract, Mr. Lasher’s employment term will be for a period of no less than three years from April 15, 2021. The Employment Contract further provides that Mr. Lasher’s compensation will include (i) a base wage of $316,000 per year which shall increase 12.5% effective January 1 of each calendar year, (ii) an annual bonus equal to 40% of the then current base annual wage per year, (iii) 60,000 shares of common stock vesting in six-month intervals through April 12, 2024, (iv) a potential year-end performance cash bonus and/or equity award, and (v) Company benefits and paid time off.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On March 24, 2021, the Company published a press release regarding its appointment of Jeffrey Lasher as Chief Financial Officer.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
Item 99.1	Press Release, dated March 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 25, 2021	GrowGeneration Corp.

	By:	/s/ Darren Lampert
	Name:	Darren Lampert
	Title:	Chief Executive Officer

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